EXHIBIT 4.6

SECOND SUPPLEMENTAL INDENTURE

     Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of April 27, 2005, among Holly Energy Partners, L.P., a Delaware limited partnership (“Holly Energy Partners”), Holly Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Holly Energy Partners, the “Issuers”), the Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 28, 2005, providing for the issuance of 6 1/4% Senior Notes due 2015 (the “Notes”), and a First Supplemental Indenture, dated as of March 10, 2005, providing for the addition of HEP Fin-Tex/Trust River, L.P., a Texas limited partnership, as a Guarantor under the Indenture;

     WHEREAS, Section 9.01(1) of the Indenture authorizes the Issuers, the Guarantors and the Trustee to amend or supplement the Indenture or the Notes or the Note Guarantees, without the consent of any Holder of the Notes, to cure any ambiguity, defect or inconsistency;

     WHEREAS, Section 9.01(6) of the Indenture authorizes the Issuers, the Guarantors and the Trustee to amend or supplement the Indenture or the Notes or the Note Guarantees, without the consent of any Holder of the Notes, to conform the text of the Indenture or the Note Guarantees to the Issuers’ Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or the Note Guarantees;

     WHEREAS, the reference to “102.833%” in the redemption prices table in Section 3.07(c) of the Indenture and Paragraph 5(a) of the form of Note with respect to the twelve-month period beginning March 1, 2011 is defective;

     WHEREAS, the reference to “102.083%” in the redemption prices table under the section captioned “Optional Redemption” in the Offering Memorandum with respect to the twelve-month period beginning March 1, 2011 is correct;

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture; and

     WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, legal, binding and enforceable instrument in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes as follows:

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     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Amendments to Indenture.

     a. Section 3.07(c) of the Indenture is hereby amended by changing the reference to “102.833%” in the redemption prices table with respect to the twelve-month period beginning March 1, 2011 to “102.083%”.

     b. Paragraph 5(a) of the form of Note included as Exhibit A to the Indenture is hereby amended by changing the reference to “102.833%” in the redemption prices table with respect to the twelve-month period beginning March 1, 2011 to “102.083%”.

     3. Ratification. This Second Supplemental Indenture is executed and shall be construed as a supplement to the Indenture and, as provided in the Indenture, this Second Supplemental Indenture forms a part of the Indenture. Except to the extent amended by or supplemented by this Second Supplemental Indenture, the Issuers, the Guarantors and the Trustee hereby ratify, confirm and reaffirm the Indenture in all respects.

     4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE.

     5. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers.

[Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUERS:

HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

HOLLY ENERGY FINANCE CORP., a Delaware corporation

By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

GUARANTORS:

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

HOLLY ENERGY PARTNERS-OPERATING, L.P., a Delaware limited partnership

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

HEP PIPELINE GP, L.L.C., a Delaware limited liability company

HEP REFINING GP, L.L.C., a Delaware limited liability company

HEP MOUNTAIN HOME, L.L.C., a Delaware limited liability company

HEP PIPELINE, L.L.C., a Delaware limited liability company

HEP REFINING, L.L.C., a Delaware limited liability company

HEP WOODS CROSS, L.L.C., a Delaware limited liability company

Each by:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership and its Sole Member

	By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

HEP FIN-TEX/TRUST-RIVER, L.P., a Texas limited partnership

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership

Each by:	HEP Pipeline GP, L.L.C., a Delaware limited liability company and its General Partner

	By:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell Vice President and Chief Financial Officer

HEP REFINING ASSETS, L.P., a Delaware limited partnership

By:	HEP Refining GP, L.L.C., a Delaware limited liability company and its General Partner

	By:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Adam M. Dalmy
Adam M. Dalmy
Vice President